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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) of Net2Phone, Inc. ("Net2Phone") for the registration of 600,000 shares of its common stock pertaining to the Net2Phone, Inc. 401(k) Plan, of our report dated October 28, 2002 with respect to the financial statements and financial statement schedule of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2002, filed with the Securities and Exchange Commission.






/s/  Ernst & Young LLP

New York, New York
December 9, 2002